                                                                    Exhibit 4.6



                                 [FRONT OF NOTE]

                      PERMANENT GLOBAL REGISTERED SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                          AT&T WIRELESS SERVICES, INC.

                         $ 8.750% SENIOR NOTES DUE 2031


[              ]                                         CUSIP NO. ____________

        AT&T Wireless Services, Inc., a Delaware corporation (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & Co., or
registered assigns, the principal sum of $      ON MARCH 1, 2031 and to pay
interest semiannually on March 1 and September 1, commencing September 1, 2001, on said principal sum at the rate per annum specified in the title of these Notes (plus any Additional Interest and Additional Amounts, as set forth in the Indenture referred to herein), from September 1, 2001 until the principal thereof is paid or made available for payment. Interest will accrue from March 1, 2001, and will be computed on the basis of a 360-day year of twelve 30-day months.

        Reference is hereby made to further provisions of this global security (the "Global Security") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

        This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

        IN WITNESS WHEREOF, AT&T Wireless Services, Inc. has caused this Global Security to be duly executed manually or by facsimile by a duly authorized officer this ___ day of _______, 2001.

                                            AT&T WIRELESS SERVICES, INC.



                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION



This is one of the Securities described
in the within-mentioned Indenture.



Dated:

THE BANK OF NEW YORK,
   As Trustee


By:  _____________________________
     Authorized Signatory

                                [REVERSE OF NOTE]

PRINCIPAL AND INTEREST

        Payment of the principal of, premium, if any, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes issued in definitive form other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Interest will be paid thereon to persons in whose names the Notes are registered at the close of business on the February 15 or August 15, as the case may be, prior to any interest payment date. Except as otherwise set forth in the Indenture, Notes in definitive form will not be issued.

ADDITIONAL TRIGGER EVENT INTEREST

        If the Triggering Event occurs, Additional Trigger Event Interest as calculated below will be payable on the Notes.

        The "Triggering Event" will occur if:

        (1) NTT DoCoMo has notified AT&T Corp. ("AT&T") of its intention to require AT&T to repurchase the securities sold to AT&T pursuant to the investment agreement with AT&T and the Company dated December 20, 2000 (the "DoCoMo Agreement") as a consequence of AT&T not completing the split-off of the Company within the time periods set forth in the DoCoMo Agreement; and

        (2) As a consequence of (1), Moody's or Standard & Poor's has reduced the credit rating of the Notes below Baa2 (in the case of Moody's) or below BBB (in the case of Standard & Poor's);

provided, that such reduction must occur upon or within 60 days after the occurrence of the date on which DoCoMo provides notice as described in (1); provided further, that such 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration by either Moody's or Standard & Poor's (A) where the rating of the Notes is under publicly announced consideration for possible downgrading, or (B) where the rating of the Notes is under publicly announced consideration, but where no direction of grading is initially indicated by the rating agency, including classifications such as "Credit Watch Developing" or such other similar classifications used by such agencies.

        "Additional Trigger Event Interest" shall be calculated, from time to time, as follows (it being understood that each adjustment is independent of the others):

        (a) If the rating of the Notes from Moody's is decreased to Baa3, the interest rate will increase by 0.25% in addition to the increases described in
(b) and (d), if applicable.

        (b) If the rating of the Notes from Standard & Poor's is decreased to BBB-, the interest rate will increase by 0.25% in addition to the increases described in (a) and (c), if applicable.

        (c) If the rating of the Notes from Moody's is decreased to below Baa3, the interest rate will increase by 0.75% in addition to the increases described in (a), (b) and (d), if applicable.

        (d) If the rating of the Notes from Standard & Poor's is decreased to below BBB-, the interest rate will increase by 0.75% in addition to the increases described in (a), (b) and (c), if applicable.

        In no event will the total increase in interest rates described in (a) through (d) exceed 2.00% per annum.

        If after the Triggering Event has occurred, Moody's or Standard & Poor's subsequently increase their ratings of the Notes to or above any of the thresholds set forth above, the interest rate on the Notes will be readjusted downwards by the amounts by which it was previously increased. In no event will such adjustments cause the interest rate to be lower than the initial interest rate. Additional Trigger Event Interest shall cease to be payable after the date on which the credit rating of the Notes is increased to Baa2, in the case of Moody's, and BBB, in the case of Standard & Poor's.

        The Notes will bear interest at their initial interest rate from March 1, 2001 until the last interest payment date of the Notes occurring prior to a downgrade requiring an adjustment. Beginning with the first day of the first interest period for the Notes during which a rating change requires an adjustment in the interest rate, the Notes will bear interest at the adjusted rate. Subsequent interest rate adjustments will also become effective on the first day of the interest period in which the rating change occurs requiring such adjustment.

ADDITIONAL TAX AMOUNTS

        The Company shall, subject to the following paragraph, pay as additional interest on the Notes such additional amounts (the "Additional Amounts") as are necessary so that the net payment by the Company or a Paying Agent of the principal of and interest on the Notes to a person that is not a U.S. Holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof of therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no such withholding or deduction been required.

        The obligation of the Company to pay any Additional Amount under the preceding paragraph shall not apply:

               (i) to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder:

                             (1) is or was present or engaged in trade or
                      business in the United States or has or had a permanent establishment in the United States;

                             (2) has a current or former relationship with the
                      United States, including a relationship as a citizen or resident thereof;

                             (3) is or has been a foreign or domestic personal
                      holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

                             (4) is or was a "10-percent shareholder" of the
                      Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

                (ii) to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

               (iii) to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficiary owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

                (iv) to a tax, assessment or governmental charge that is imposed other than by withholding by the Company or a Paying Agent from the payment;

                 (v) to a tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

                (vi) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

               (vii) to any tax, assessment or other governmental charge any Paying Agent must withhold from any payment of principal or of interest on any Note, if such payment can be made without such withholding by any other Paying Agent; or

              (viii)  in the case of any combination of the above items.

        The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under the foregoing paragraphs, there is no obligation of the Company to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority with respect or in connection with the Notes.

        "U.S. Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,
(c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (d) any other Person whose income from a Note is effectively connected with the conduct of a United States trade or business.

INDENTURE

        These Notes are one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of March 6, 2001 (herein referred to as the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holder (the words "Holders" or "Holder" meaning the registered holders or registered holder) of these Notes.

DEFAULTS

        In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

AMENDMENTS AND WAIVERS

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive certain past defaults and their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon such Note.


SUITS BY HOLDERS

        The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

OBLIGATION TO PAY PRINCIPAL AND INTEREST ABSOLUTE

        No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, these Notes at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

REGISTERED FORM

        The Notes are issuable as registered Notes without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S. $1,000 at the office or agency of the Trustee referred to above and in the manner and subject to the limitations provided in the Indenture. Notes may be exchanged without service charge for like aggregate principal amount of Notes.

OPTIONAL REDEMPTION

        The Notes will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, 'but not more than 90 days', prior notice mailed to the registered address of each holder of the Notes. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and 30 basis points for the 2006 Notes, 40 basis points for the 2011 Notes and 50 basis points for the 2031 Notes.

        In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

        "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. plus three others of the initial purchasers (as described in the offering memorandum dated March 1, 2001, relating to the offering of the Notes) that are U.S. Government securities dealers and their respective successors or, if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), another nationally recognized investment banking firm that is a Primary Treasury Dealer to be substituted by the Company.

        "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such redemption date.

REDEMPTION UPON A TAX EVENT

        If (i) the Company becomes or will become obligated to pay any Additional Amounts pursuant to Section 4.06(a) of the Indenture (and as referred to above) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date hereof, or (ii) a taxing authority of the United States takes an action on or after the date hereof, whether or not with respect to the Company or any Affiliate, that results in a substantial probability that the Company will or may be required to pay any such Additional Amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on any interest payment date at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Notes. No redemption pursuant to clause
(ii) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the Additional Amounts under Section 4.06(a) of the Indenture and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer stating that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms.

REGISTRATION OF TRANSFERS

        Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Trustee, a new Global Security or Notes of authorized denominations, for a like aggregate principal amount will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

HOLDER MAY BE DEEMED ABSOLUTE OWNER

        The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest thereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

NO RECOURSE AGAINST OTHERS

        No recourse shall be had for the payment of the principal of, premium, if any, or the interest on, this Global Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

GOVERNING LAW

        This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State, without giving effect to the principles of conflicts of laws thereof.

        All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture; provided that the terms "Note" or "Notes" as used in this Global Security shall have the meaning assigned to the defined terms "Security" or "Securities" as used in the Indenture.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM            --     as tenants in common

    TEN ENT            --     as tenants by the entireties

    JT TEN             --     as joint tenants with right of survivorship and
                       --     not as tenants in common

    UNIF GIFT NUN ACT  --     ____________ (Cust) ____________ (Minor)

    Under Uniform Gifts to Minor Act ____________ (State)

    Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

    [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]


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the within Notes and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Date:
       -------------------------------------------------------------------------

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Notes in every particular without alteration or enlargement or any change whatsoever.


Date:   ____________                 ___________________________________________
                                     Seller

                                     By ________________________________________

                                     NOTICE: The signature to this
                                     assignment must correspond with the
                                     name as written upon the face of the
                                     within-mentioned instrument in every
                                     particular, without alteration or
                                     any change whatsoever.


Signature Guarantee:  (1) _________________________________

--------------------

        (1) Signatures must be guaranteed by an "Eligible Guarantor Institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("Stamp") or such other "Signature Guarantee Program" as may be determined by the Registrar in addition to, or in substitution for, Stamp, all in accordance with the Securities Exchange Act of 1934, as amended.



                                         By
                                             -----------------------------------
                                             To be executed by an executive
                                             officer

                         SCHEDULE OF EXCHANGES OF NOTES


        The following exchanges of a part of this Global Security for Physical Securities or a part of another Global Security have been made:


                          AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN      PRINCIPAL AMOUNT OF
                           PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF        THIS GLOBAL NOTE
                               THIS GLOBAL             THIS GLOBAL             FOLLOWING SUCH
DATE OF EXCHANGE                  NOTE                    NOTE              DECREASE (OR INCREASE)


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


























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